UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2009

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

On March 13, 2009, Electroglas, Inc. (the “Company”) announced that it has amended its Loan and Security Agreement (the “Agreement”) with Comerica Bank (“Bank”).  The loan agreement has been amended to terminate the Bank’s commitment to make advances or issue new letters of credit, and limits advances under any existing corporate credit cards to $25,000 in the aggregate.  The maturity of the two existing letters of credit have been extended to July 15, 2010 and November 10, 2010.  The Company remains obligated to maintain a money market account with the Bank with a balance equal to or greater than the aggregate amount of the Company’s obligations to the Bank, currently approximately $425,000.  Prior to the amendment to the Agreement, the Company was obligated to maintain $3.5 million in the Bank’s money market account.  As a result, approximately $3.075 million of the Company's cash is no longer restricted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: March 13, 2009	By:	/s/ Thomas E. Brunton Chief Financial Officer